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                                                                     EXHIBIT 3.1


                           FIFTH AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                     CEPHEID


               Kurt Petersen and August J. Moretti hereby certify as follows:

               1. They are the President and Secretary, respectively, of Cepheid, a California corporation (the "Corporation").

               2. The Articles of Incorporation of this Corporation are amended and restated to read as follows:

                                ARTICLE 1. NAME

               The name of the Corporation is Cepheid.

                               ARTICLE 2. PURPOSE

               The purpose of this Corporation is to engage in any lawful acts or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code (the "Code").

                          ARTICLE 3. AUTHORIZED CAPITAL

               The Corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock" respectively. The total number of shares of Common Stock which this Corporation is authorized to issue is 100,000,000 and the total number of shares of Preferred Stock which this Corporation is authorized to issue is 5,000,000.

               A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:



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        1.     PREFERRED STOCK

               The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the board of directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as may be expressly provided in these Amended and Restated Articles of Incorporation, including any certificate of designations for a series of Preferred Stock, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

               The board of directors is expressly authorized, subject to the limitations prescribed by law and the provisions of these Amended and Restated Articles of Incorporation, to provide for the issuance of all or any shares of the Preferred Stock, in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the board of directors to create such series, and a certificate of designations setting forth a copy of said resolution or resolutions shall be filed in accordance with the California Corporations Code. The authority of the board of directors with respect to each such series shall include without limitation of the foregoing the right to specify the number of shares of each such series and to authorize an increase or decrease in such number of shares and the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation;
(iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with law and the provisions of these Amended and Restated Articles of Incorporation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of such holder is required pursuant to the terms of any Preferred Stock designation.


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        2.     COMMON STOCK

               (a) Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

               (b) Voting Rights. Except as otherwise required by law or these Amended and Restated Articles of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to these Amended and Restated Articles of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to these Amended and Restated Articles of Incorporation (including any certificate of designations relating to any series of Preferred Stock).

               (c) Cumulative Voting. At such time as the Corporation becomes a "listed corporation" within the meaning of Section 301.5 of the California Corporations Code, holders of stock of any class or series of the corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders, unless such cumulative voting becomes required pursuant to Section 301.5 of the California Corporations Code, in which event each such holder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder's shares of stock multiplied by the number of directors to be elected by such holder, and the holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

               (d) Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the board of directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.


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               (e) Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or these Amended and Restated Articles of Incorporation, including any certificate of designations for a series of Preferred Stock, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                        ARTICLE 4. ELECTION OF DIRECTORS

               At such time as the Corporation becomes a "listed corporation" within the meaning of Section 301.5 of the California Corporations Code, the Board of Directors shall be divided into three classes, each serving for a period of three years and elected pursuant to the following schedule:

               Class I: Elected in 2000, 2003 and every three years thereafter.

               Class II: Elected in 2001, 2004 and every three years thereafter.

               Class III: Elected in 2002, 2005 and every three years thereafter.

                  ARTICLE 5. LIMITATION OF DIRECTORS' LIABILITY

               The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors in such case to a greater extent than is permitted on such effective date, the reference in this Article to "California law" shall to that extent be deemed to refer to California law as so amended.


                    ARTICLE 6. INDEMNIFICATION OF DIRECTORS,
                      OFFICERS, EMPLOYEES AND OTHER AGENTS

        1.     INDEMNIFICATION OF DIRECTORS.

               The Corporation shall, to the maximum extent and in a manner permitted by the Code, indemnify each of its Directors against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was a Director of the Corporation. For purposes of this Article 6, a "Director" of the Corporation includes any person (i) who is or was a Director of the Corporation, (ii) who is or was serving at the request of the


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Corporation as a director of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

        2.     INDEMNIFICATION OF OTHERS.

               The Corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its employees, officers, and agents (other than Directors) against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an employee, officer, or agent of the Corporation. For purposes of this Article 6, an "employee" or "officer" or "agent" of the Corporation (other than a Director) includes any person (i) who is or was an employee, officer, or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee, officer, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee, officer, or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

        3.     PAYMENT OF EXPENSES IN ADVANCE.

               Expenses and attorneys' fees incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to
Section 1 of this Article 6, or if otherwise authorized by the Board of Directors, shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article 6.

        4.     INDEMNITY NOT EXCLUSIVE.

               The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnity hereunder shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.


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        5.     INSURANCE INDEMNIFICATION.

               The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person's status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article 6.

        6.     CONFLICTS.

               No indemnification or advance shall be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

               (a) That it would be inconsistent with a provision of these Articles, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

               (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

        7.     RIGHT TO BRING SUIT.

               If a claim under this Article is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation (either because the claim is denied or because no determination is made), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. The Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Code for the Corporation to indemnify the claimant for the claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to such action or create a presumption for the purposes of such action that the claimant has not met the applicable standard of conduct.



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        8.     INDEMNITY AGREEMENTS.

               The Board of Directors is authorized to enter into a contract with any Director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a Director, officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board of Directors so determines and to the extent permitted by applicable law, greater than, those provided for in this Article 6.

        9.     AMENDMENT, REPEAL OR MODIFICATION.

               Any amendment, repeal or modification of any provision of this
Article 6 shall not adversely affect any right or protection of a Director, officer, employee or agent of the Corporation existing at the time of such amendment, repeal or modification.

        10.    AMENDMENT OF CALIFORNIA LAW.

               If, after the effective date of this Article, California law is amended in a manner which permits a corporation to authorize indemnification of, or advancement of such defense expenses to, its directors or other persons, in any such case to a greater degree than is permitted on such effective date, the references in this Article to "California law" shall to that extent be deemed to refer to California as so amended.

               3. The foregoing Amendment and Restatement of Articles of Incorporation has been duly approved by the Board of Directors.

               4. The foregoing Amendment and Restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Code. The Corporation has two classes of stock outstanding. The total number of outstanding shares of Common Stock of this Corporation is 7,188,794, the total number of outstanding shares of Series A Preferred Stock of the Corporation is 2,530,000, the total number of outstanding shares of Series B Preferred Stock of the Corporation is 3,666,658, and the total number of outstanding shares of Series C


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Preferred Stock of the Corporation is 7,126,978. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required, such required vote being (i) more than 50% of the outstanding shares of Common Stock and Preferred Stock voting together as a class, (ii) more than 50% of the outstanding shares of Series A Preferred voting as a separate class, (iii) more than 50% of the outstanding shares of Series B Preferred voting as a separate class, (iv) more than 50% of the outstanding shares of Series C Preferred voting as a separate class, and (v) more than 50% of the outstanding shares of Common Stock voting as a separate class.

               We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: June __, 2000                         -----------------------------------
                                            Kurt Petersen, President



                                            ------------------------------------
                                            August J. Moretti, Secretary

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